Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On October 31, 2019, NexTier Oilfield Solutions Inc. (“NexTier” or the “Company”), formerly known as Keane Group, Inc. (“Keane”), and C&J Energy Services, Inc. (“C&J”) completed their merger in accordance with the terms of the Agreement and Plan of Merger, dated as of June 16, 2019 (the “Merger Agreement”), by and among NexTier, C&J and King Merger Sub Corp., a wholly owned subsidiary of NexTier (“Merger Sub”), pursuant to which Merger Sub merged with and into C&J, with C&J surviving the merger as a wholly owned subsidiary of NexTier (the “Merger”), and immediately following the Merger, C&J was merged with and into King Merger Sub II LLC (“LLC Sub”), with LLC Sub continuing as the surviving entity as a wholly-owned subsidiary of NexTier and the successor in interest to C&J. Because the Merger was consummated after the period covered by the financial statements discussed herein, these unaudited pro forma condensed combined financial statements refer to the predecessor financial statements as of September 30, 2019 of C&J even though the current successor legal entity is LLC Sub.
The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of C&J and Keane, giving effect to the Merger as if it had been consummated on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of operations of Keane and consolidated statements of operations of C&J, giving effect to the Merger as if it had been consummated on January 1, 2018. The historical consolidated financial statements of C&J have been adjusted to reflect certain reclassifications in order to conform with Keane’s financial statement presentation.
The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under existing U.S. GAAP, which requires that one of the two companies in the Merger be designated as the acquirer for accounting purposes. C&J and Keane determined that Keane was the accounting acquirer. Accordingly, consideration given by Keane to complete the Merger with C&J was allocated to the underlying tangible and intangible assets and liabilities acquired based on their estimated fair values as of the date of completion of the Merger, with any excess purchase price allocated to goodwill. At this time, the Company has not completed the detailed valuation necessary to arrive at the required estimates of the fair value of C&J’s assets that were acquired and liabilities that were assumed and the related allocation of purchase price, nor has the Company identified all adjustments necessary to conform C&J’s accounting policies to its’s accounting policies. A final determination of the fair value of C&J’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities that existed as of the date of the completion of the Merger.
The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or other integration activities resulting from the Merger. The unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities that might result from the Merger.
The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the unaudited interim consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, (ii) the unaudited interim consolidated predecessor financial statements of LLC Sub contained in this Current Report as Exhibit 99.1 for the quarterly period ended September 30, 2019 and (ii) the audited consolidated financial statements of C&J and the Company contained in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2018. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Merger occurred on the dates presented, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position of the Company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET
SEPTEMBER 30, 2019
(In thousands)

	Historical		Note 3	Note 4
	Keane	C&J	Reclass	Pro Forma Adjustments		Pro Forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$157,025	$178,460	$—	$(65,135)	A	$270,350
Trade and other accounts receivable, net	196,222	323,609	—	—		519,831
Inventories, net	21,585	55,912	—	—		77,497
Assets held for sale	264	—	—	—		264
Prepaid and other current assets	6,309	21,219	—	—		27,528
Total current assets	381,405	579,200	—	(65,135)		895,470
Operating lease right-of-use assets	41,429	24,270	—	—		65,699
Finance lease right-of-use assets	8,971	—	—	—		8,971
Property and equipment, net	437,262	636,020	—	(389,227)	B	684,055
Goodwill	132,524	—	—	—	E	132,524
Intangible assets	51,080	53,337	—	(42,599)	C	61,818
Deferred financing costs	—	3,842	—	(3,842)	D	—
Other noncurrent assets	6,156	15,004	—	—		21,160
Total assets	$1,058,827	$1,311,673	$—	$(500,803)		$1,869,697

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$106,118	$153,708	$—	$—		$259,826
Payroll and related costs	—	43,418	(43,418)	—		—
Accrued expenses	79,249	82,988	43,418	44,832	F	250,487
Current maturities of long-term operating lease liabilities	19,378	6,546	—	—		25,924
Current maturities of long-term finance lease liabilities	4,175	—	—	—		4,175
Current maturities of long-term debt	2,352	—	—	—		2,352
Customer contract liabilities	471	—	—	—		471
Other current liabilities	1,626	—	—	—		1,626
Total current liabilities	213,369	286,660	—	44,832		544,861
Long-term operating lease liabilities, less current maturities	22,061	15,181	—	—		37,242
Long-term finance lease liabilities, less current maturities	5,550	—	—	—		5,550
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	335,965	—	—	—		335,965
Other noncurrent liabilities	9,878	23,477	—	—	G	33,355
Total noncurrent liabilities	373,454	38,658	—	—		412,112
Total liabilities	586,823	325,318	—	44,832		956,973

Stockholders' equity
Common stock	1,039	660	—	399	H	2,098
Paid-in capital in excess of par value	471,361	1,290,206	—	(799,271)	F,H	962,296

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET
SEPTEMBER 30, 2019
(In thousands)

Retained earnings (deficit)	9,595	(304,480)	—	253,206	F,H	(41,679)
Accumulated other comprehensive loss	(9,991)	(31)	—	31	H	(9,991)
Total stockholders' equity	472,004	986,355	—	(545,635)		912,724
Total liabilities and stockholders' equity	$1,058,827	$1,311,673	$—	$(500,803)		$1,869,697

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019
(In thousands, except per share amounts)

	Historical		Note 3	Note 5
	Keane	C&J	Reclass	Pro Forma Adjustments		Pro Forma Condensed Combined
Revenue	$1,293,340	$1,464,514	$—	$—		$2,757,854
Operating costs and expenses:
Cost of services	995,587	1,197,694	—	—		2,193,281
Depreciation and amortization	210,069	168,974	—	(82,505)	A,B	296,538
Selling, general and administrative expenses	93,737	184,685	4,952	(20,135)	C	263,239
Research and development	—	4,952	(4,952)	—		—
Loss on disposal of assets	831	10,456	—	—		11,287
Impairment expense	—	79,935	—	—		79,935
Total operating costs and expenses	1,300,224	1,646,696	—	(102,640)		2,844,280
Operating income (loss)	(6,884)	(182,182)	—	102,640		(86,426)
Other income (expense):
Other income (expense), net	460	(693)	—	—		(233)
Interest expense, net	(16,087)	(1,042)	—	1,042	D	(16,087)
Total other income (expense)	(15,627)	(1,735)	—	1,042		(16,320)
Loss before income taxes	(22,511)	(183,917)	—	103,682		(102,746)
Income tax (expense) benefit	(718)	145	—	—	E	(573)
Net loss	$(23,229)	$(183,772)	$—	$103,682		$(103,319)

Net income (loss) per share:
Basic net income (loss) per share	$(0.22)	$(2.82)				$(0.49)
Diluted net income (loss) per share	$(0.22)	$(2.82)				$(0.49)

Weighted-average shares outstanding: basic	104,721	65,084				210,945
Weighted-average shares outstanding: diluted	105,080	65,084				210,945

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(In thousands, except per share amounts)

	Historical		Note 3	Note 5
	Keane	C&J	Reclass	Pro Forma Adjustments		Pro Forma Condensed Combined
Revenue	$2,137,006	$2,222,089	$—	$—		$4,359,095
Operating costs and expenses:
Cost of services	1,660,546	1,724,707	—	—		3,385,253
Depreciation and amortization	259,145	224,867	—	(133,521)	A,B	350,491
Selling, general and administrative expenses	114,258	225,511	6,286	—		346,055
Research and development	—	6,286	(6,286)	—		—
Loss on disposal of assets	5,047	25,676	—	—		30,723
Impairment expense	—	146,015	—	—		146,015
Total operating costs and expenses	2,038,996	2,353,062	—	(133,521)		4,258,537
Operating income (loss)	98,010	(130,973)	—	133,521		100,558
Other expenses:
Other income (expense), net	(905)	2,453	—	—		1,548
Interest expense, net	(33,504)	(3,899)	—	3,899	C	(33,504)
Total other expenses	(34,409)	(1,446)	—	3,899		(31,956)
Income (loss) before income taxes	63,601	(132,419)	—	137,420		68,602
Income tax (expense) benefit	(4,270)	2,414	—	—	D	(1,856)
Net income (loss)	$59,331	$(130,005)	$—	$137,420		$66,746

Net income (loss) per share:
Basic net income (loss) per share	$0.54	$(1.94)				$0.32
Diluted net income (loss) per share	$0.54	$(1.94)				$0.31

Weighted-average shares outstanding: basic	109,335	66,897				210,945
Weighted-average shares outstanding: diluted	109,660	66,897				212,964

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Description of the Transaction
On June 16, 2019, Keane and C&J entered into the Merger Agreement among Keane, C&J and Merger Sub.
On October 31, 2019 (the “Effective Date”), the companies completed the transactions contemplated by the Merger Agreement. On the Effective Date:

•	Merger Sub merged with and into C&J, with C&J surviving and continuing as the surviving corporation as a direct, wholly-owned subsidiary of the Company;

•
immediately following the Merger, C&J was merged with and into King Merger Sub II LLC (“LLC Sub”), with LLC Sub continuing as the surviving entity as a wholly-owned subsidiary of the Company and the successor in interest to C&J;

•
each share of C&J common stock issued and outstanding immediately prior to the effective time was canceled and converted into the right to receive 1.6149 shares of Keane's common stock plus cash in lieu of any fractional shares that otherwise would have been issued;

•	Keane was renamed “NexTier Oilfield Solutions Inc.” and its common stock, including the shares issued in the Merger, was listed on the New York Stock Exchange under a new ticker symbol “NEX”; and

•
each outstanding C&J stock option was converted into a stock option relating to shares of Keane common stock; each outstanding C&J restricted stock award was converted into a restricted award relating to shares of Keane common stock; each outstanding C&J restricted stock unit award was converted into a Keane restricted stock unit award relating to shares of Keane common stock; and each outstanding C&J performance share award was converted into a restricted award relating to shares of Keane common stock. The number of shares of C&J common stock subject to C&J performance share awards was deemed to be the number of shares subject to the C&J performance share award with performance deemed achieved at target performance levels.

Immediately after the consummation of the Merger, the stockholders of Keane and the former stockholders of C&J hold approximately 50% of the issued and outstanding shares of the Company (based on fully diluted shares outstanding).
Note 2. Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, and are based on the historical financial information of Keane and C&J. The historical consolidated and combined financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.
U.S. GAAP requires that one of the two companies in the Merger be designated as the acquirer for accounting purposes based on the evidence available. In identifying Keane as the acquiring entity for accounting purposes, the companies took into account which entity was issuing its equity interests, the existence of a large minority interest, the intended corporate governance structure of the Company, and the intended senior management of the Company. No single factor was the sole determinant in the overall conclusion that Keane was the accounting acquirer; rather, all factors were considered in arriving at the conclusion. Because Keane was the accounting acquirer, the Company will account for the transaction by using Keane historical information and accounting policies and adding the assets and liabilities of C&J as of the Effective Date at their respective estimated fair values.
Consideration
The initial allocation of the consideration transferred reflected in these pro forma statements is approximately $485.6 million, consisting of (i) equity consideration in the form of shares of Keane common stock issued to C&J stockholders with a value of $481.9 million and (ii) replacement share based compensation awards attributable to pre-Merger services with a value of $3.7 million.

(i)
The amount of equity consideration is based on approximately 105.9 million shares of Company common stock that was issued to holders of C&J common stock in connection with the Merger, based on the number of shares of C&J common stock outstanding as of the Effective Date and the exchange ratio of 1.6149 provided in the Merger Agreement. The equity consideration is based on the share price of Keane Common Stock as of the Effective Date, equal to $4.55 per share.

(ii)
The amount of replacement share based compensation awards consists of restricted stock, restricted stock units, performance shares and stock options with a total value of $3.7 million and was attributable to pre-combination services of C&J employees.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

The consideration transferred is calculated as follows:

(in thousands except exchange ratio and share price)
C&J common shares outstanding as of the Effective Date	65,586
Exchange ratio	1.6149
Keane common shares issued in exchange	105,915
Keane closing share price as of the Effective Date		$4.55
Consideration for share exchange		$481,912
Fair value of replacement awards attributable to pre-combination services		3,640
Total consideration transferred		$485,552

Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed
The table below represents an initial allocation of the consideration transferred to C&J’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as of September 30, 2019 (amounts in thousands):

(in thousands)	Historical	Fair Value Adjustment	Fair Value
Consideration			$485,552
Cash and cash equivalents	178,460	(65,135)	113,325
Inventories	55,912	—	55,912
All other current assets	344,828	—	344,828
Property and equipment	636,020	(389,227)	246,793
Intangible assets	53,337	(42,599)	10,738
Deferred financing costs	3,842	(3,842)	—
All other long-term assets	39,274	—	39,274
Total assets	1,311,673	(500,803)	810,870
Accounts payable	153,708	—	153,708
Accrued expenses	82,988	—	82,988
All other liabilities	88,622	—	88,622
Total liabilities	325,318	—	325,318
Fair value of net assets			485,552
Goodwill			$—
The acquisition method of accounting incorporates fair value measurements that can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The allocation of the estimated purchase price is preliminary, pending finalization of various estimates and analyses. Because the pro forma financial statements have been prepared based on preliminary fair value estimates, the actual amounts eventually recorded for the Merger, including goodwill, may differ materially from the information presented.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities, other acquisitions and disposals not yet known or probable, including those that may be required by regulatory and governmental authorities in connection with the Merger, or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the Merger.
The unaudited pro forma condensed combined statements of operations combines the historical consolidated statements of operations of C&J and Keane for the fiscal year ended December 31, 2018, and the nine months ended September 30, 2019, giving effect to the Merger as if it had been consummated on January 1, 2018.
The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of C&J and Keane as of September 30, 2019, giving effect to the Merger as if it had been consummated on September 30, 2019.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 3. Reclassifications
Balance Sheet Reclassifications
$43.4 million was reclassified from C&J’s payroll and related costs to accrued expenses to conform to Keane’s presentation.
Statement of Operations Reclassifications
Amounts of $6.3 million and $5.0 million were reclassified from C&J’s research and development expense to selling, general and administrative expense for the fiscal year ended December 31, 2018, and the nine months ended September 30, 2019, respectively, to conform to Keane’s presentation.

Note 4. Adjustments to Pro Forma Balance Sheet

A.	Represents the payment of the pre-closing cash dividend to C&J stockholders, as permitted in the Merger Agreement, which was paid prior to the Effective Date.

B.	Represents the preliminary fair value and resulting adjustment to property and equipment.

C.	Represents the preliminary fair value and resulting adjustment to intangible assets.

D.	Represents the elimination of deferred financing costs due to the termination of the C&J asset-based revolving credit facility as a result of the closing of the Merger.

E.	No excess of the preliminary consideration over the preliminary fair value of the assets acquired and liabilities assumed.

F.	Represents one-time transaction-related expenses and severance that have been incurred subsequent to September 30, 2019.

G.	No impact to deferred tax liabilities due to valuation allowance.

H.	The following represents the pro forma adjustments impacting equity (amounts in millions):
Adjustments to Historical Equity: Elimination of C&J’s historical stockholders’ equity.
Consideration: Represents the allocation of the preliminary equity consideration of $485.6 million to common stock at par value of $0.01 per share ($1.1 million) and additional paid-in-capital ($484.5 million).
Note 5. Adjustments to Pro Forma Statement of Operations
For the nine months ended September 30, 2019

A.	Estimated decrease in depreciation expense related to the preliminary fair value adjustment to property and equipment acquired.

(in thousands)	Nine Months Ended September 30, 2019
Estimated depreciation expense	$33,443
Historical depreciation expense	113,476
Pro forma adjustment to depreciation expense	$(80,033)

B.	Estimated decrease in amortization expense of $2.5 million related to the preliminary fair value adjustment to intangible assets, assuming a weighted-average useful life of approximately 4 years.

C.	Elimination of $20.1 million of one-time transaction-related expenses.

D.	Elimination of interest expense primarily related to unused commitment fees and the amortization of deferred financing costs.

E.
The income tax effect of the preliminary pro forma adjustments is fully offset by a corresponding adjustment to C&J’s valuation allowance. The valuation allowance was established due to the uncertainty regarding the ultimate realization of the deferred tax assets associated with C&J’s net operating loss carryforwards. The effective tax rate of the Company could be significantly different depending on the mix of activities.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

For the year ended December 31, 2018

A.	Estimated decrease in depreciation expense related to the preliminary fair value adjustment to property and equipment acquired.

(amounts in thousands)	Year Ended December 31, 2018
Estimated depreciation expense	$88,810
Historical depreciation expense	216,102
Pro forma adjustment to depreciation expense	$(127,292)

B.
Estimated decrease in amortization expense of $6.2 million related to the preliminary fair value adjustment to intangible assets acquired, assuming a weighted-average useful life of approximately 4 years.

C.	Elimination of interest expense primarily related to unused commitment fees and the amortization of deferred financing costs.

D.
The income tax effect of the preliminary pro forma adjustments is fully offset by a corresponding adjustment to C&J’s valuation allowance. The valuation allowance was established due to the uncertainty regarding the ultimate realization of the deferred tax assets associated with C&J’s net operating loss carryforwards. The effective tax rate of the Company could be significantly different depending on the mix of activities.